EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Ajia Innogroup Holdings, Ltd. (the “Company”) on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Mr. Wong Kwai Lam, Chief Executive Officer (Principal Executive Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wong Kwai Lam
Wong Kwai Lam
Chief Executive Officer (Principal Executive Officer)

Date: November 18, 2022